Exhibit 99.3

Bloggerwave's Business Strategy Confirmed by Numerous Recent Reports on Marketing Trends in 2009-2010

MOUNTAIN VIEW, CA--(Marketwire - 05/13/10) - Bloggerwave Inc. ("Bloggerwave") (OTC.BB:BLGW - News), an innovative commercial blogging company, reported today that several recent reports on business marketing trends show that commercial blogging and the use of social media are growing rapidly as essential methods of marketing a company, its products, and increasing its sales and leads.

Marketing Trends 2010, released by Anderson Analytics and Marketing Executives Networking Group (MENG), placed Social Media for the first time among the top-10 list of most important marketing concepts. Blogging as an individual category ranked 12th on the list. Marketing ROI jumped to first place on the list, while Customer Satisfaction and Customer Retention slipped several notches below. Over 70% of the marketers surveyed said their companies are planning new social media initiatives in 2010. For more information, go to www.andersonanalytics.com.

HubSpot Internet Marketing Company, which aggregates and distributes information about how evolving internet communications (including blogging and social media) are impacting small business, released a report in April showing a sharp increase in the percentage of companies using social media and specifically blogging to generate more leads and sales. Increasing numbers of companies say social media is "critical" or "important" to their business. Most businesses post blogs at least weekly, and companies that blog have 55% more Website visitors than those who do not, according to the report. For more information go to www.hubspot.com.

Among other recent reports, The CMO Survey from Duke University's Fuqua School of business and the American Marketing Association found that budgets earmarked for social media are rising steadily. According to the report, in February 2010, marketers have allocated 6% of their current budgets to social media and expect to see that figure increase to 10 percent during the next year and to 18 percent (nearly one-fifth of their budgets) over the next five years.

About Bloggerwave

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company's website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines -- and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors. The Company currently has offices in the United States and Europe, and a virtual presence worldwide.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com